Exhibit 99.2

Centurion Acquisition Corp. Announces Closing of $287.5 Million Initial Public Offering Including Full Exercise of Underwriters’ Over-Allotment Option

NEW YORK, June 12, 2024 (GLOBE NEWSWIRE) -- Centurion Acquisition Corp. (Nasdaq: ALF) (the “Company”) today announced the closing of its initial public offering of 28,750,000 units, which includes 3,750,000 units issued pursuant to the exercise by the underwriters of their over-allotment option, at a public offering price of $10.00 per unit. Each unit consists of one Class A ordinary share and one-half of one redeemable warrant, with each whole warrant exercisable to purchase one Class A ordinary share at a price of $11.50 per share.

The units are listed on The Nasdaq Global Market (“Nasdaq”) and commenced trading under the ticker symbol “ALFUU” on June 11, 2024. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “ALF” and “ALFUW,” respectively.

Concurrently with the closing of the initial public offering, the Company closed on a private placement of 7,000,000 warrants at a price of $1.00 per warrant, resulting in gross proceeds of $7,000,000. Centurion Sponsor LP, the Company’s sponsor, purchased 4,500,000 of the private placement warrants, Cantor Fitzgerald & Co. purchased 1,750,000 of the private placement warrants and Odeon Capital Group LLC purchased 750,000 private placement warrants. Each private placement warrant is exercisable to purchase one Class A ordinary share at $11.50 per share. Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of warrants, $287,500,000 (or $10.00 per unit sold in the public offering) was placed in trust.

Centurion Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company intends to focus on businesses that operate within the technology sector, with a focus on video gaming, interactive entertainment and enabling services and technologies, cybersecurity, artificial intelligence, machine learning, Software as a Service (“SaaS”) and deep tech technologies.

Cantor Fitzgerald & Co. acted as the sole book-running manager of the offering. Odeon Capital Group LLC acted as co-manager of the offering.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 10, 2024. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering was made only by means of a prospectus. Copies of the prospectus relating to this offering may be obtained from Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Avenue, 5th Floor New York, New York 10022, or by email at prospectus@cantor.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s search for an initial business combination and the anticipated use of the net proceeds of the initial public offering and simultaneous private placement. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

David Gomberg
President
Centurion Acquisition Corp.
david@centurionacquisition.com